Exhibit 8.1

900 Third Avenue 24th Floor New York, NY 10022 USA dwpv.com

September 25, 2020

Fortis Inc.

Fortis Place, Suite 1100

5 Springdale Street

St. John's, Newfoundland and Labrador

Canada, A1E 0E4

Dear Sirs/Mesdames:

In connection with the filing by Fortis Inc. (the “Company”) of a registration statement on Form F-3 on September 25, 2020 (the “Registration Statement”) in respect of common shares of the Company to be offered and sold pursuant to the Company’s Second Amended and Restated Dividend Reinvestment and Share Purchase Plan (the “Plan”), you have asked Davies Ward Phillips & Vineberg LLP (hereinafter referred to as “Davies”, “we” or “our”) for our opinion (this “Opinion”) regarding the material U.S. federal income tax considerations applicable to a participant in the Plan who is treated as a United States person for United States federal income tax purposes (a “US Participant”), as more particularly described in the Registration Statement under the caption “Material Income Tax Considerations Relating to the Plan--United States Federal Income Tax Considerations.”

In connection with rendering our Opinion, we have examined originals (or copies identified to our satisfaction as true copies of the originals) of the Registration Statement and the Plan and originals, duplicates or certified or conformed copies of such records, agreements, instruments and other documents as we have deemed relevant and necessary in connection with our Opinion (collectively, the “Reviewed Documents”). In our review, we have assumed, with your consent, that all of the representations and statements of a factual nature set forth in the Reviewed Documents are true and correct, and all of the obligations imposed by any Reviewed Documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. We have assumed the genuineness of all signatures, the proper execution of all Reviewed Documents, the authenticity of all Reviewed Documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made. We have also assumed that the Registration Statement contains no untrue statement of a material fact or omission of a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

We have relied upon the factual representations contained in the officer's certificate executed by a duly appointed officer of the Company (the “Officer's Certificate”) setting forth certain representations relating to, among other things, the Company’s prior, current and projected revenues and assets. Our Opinion assumes that all of the representations contained in the Officer's Certificate are accurate and complete and we have not conducted any independent inquiry to determine the veracity of any of those representations. Our Opinion further assumes that all such representations will be true on the effective date of the Registration Statement and that the common shares offered under the Registration Statement will be in conformity with the terms therein. Any representation or statement in any document upon which we rely that is made “to the best of our knowledge” or otherwise similarly qualified is assumed to be correct. If any of the matters described in this paragraph were incorrect, our Opinion might change. The opinions set forth herein are rendered as of the date first provided above, and we undertake no, and specifically disaffirm any, obligation to update such opinions.

In rendering our Opinion, we have considered and relied upon the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, administrative rulings, judicial decisions, regulations, and procedures issued by the Internal Revenue Service, and such other authorities as we have deemed appropriate.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, the statements set forth in the Registration Statement under the caption “Material Income Tax Considerations Relating to the Plan--United States Federal Income Tax Considerations” insofar as they discuss matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material United States federal income tax consequences of the ownership and disposition of common shares by US Participants in the Plan.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement. The issuance of such consent does not concede that we are an “expert” for purposes of the Securities Act of 1933.

Yours very truly,

/s/ DAVIES WARD PHILLIPS & VINEBERG LLP

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